SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549


                                     ____________


                                       FORM 8-K



                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934
          Date of Report (Date of earliest event reported) July 21, 1999



                                One Valley Bancorp, Inc.
                (Exact name of registrant as specified in its charter)





             West Virginia             0-10042            55-0609408
     (State or other jurisdiction    (Commission       (I.R.S. Employer
           of incorporation)         File Number)     Identification No.)




                One Valley Square, Charleston, West Virginia   25326
                     (Address of principal executive offices)
                                     (Zip Code)




                                (304) 348-7000
               (Registrant's telephone number, including area code)


                                Not applicable
   (Former name, address, and fiscal year, if changed since last report)



                          One Valley Bancorp, Inc.

Item 5.   Other Events

On July 21, 1999, One Valley Bancorp, Inc., a West Virginia corporation (the "Registrant"), issued the following press release:


                       ONE VALLEY BANCORP ANNOUNCES
                             SHARE REPURCHASE

     President and Chief Executive Officer, J. Holmes Morrison, announced today that One Valley Bancorp, Inc. (NYSE: OV) approved a plan authorizing the repurchase of up to an aggregate of 1,500,000 shares of its common stock. This is in addition to the 1,500,000 share repurchase announced in February and completed in June.

     Under this plan, shares may be purchased at various times. One Valley has 33.4 million shares of common stock outstanding. The repurchase plan represents a maximum of 4.5% of those issued and outstanding shares.

     One Valley, a $6.3 billion bank holding company, has 9 affiliate banks that operate 125 locations - 78 of which are in West Virginia and 47 in Virginia.



SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      One Valley Bancorp, Inc.


DATE   July 21, 1999

                                      BY /s/ Laurance G. Jones
                                           Laurance G. Jones
                                      (Executive Vice President &
                                         Chief Financial Officer)